Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-156808) and Form S-8 (Nos. 333-09165, 333-49231, 333-90845, 333-51684, 333-67982 and 333-120558) of Genesee & Wyoming Inc. of our report dated January 27, 2011, relating to the financial statements of Asia Pacific Transport Consortium, which appear in this Current Report on Form 8-K of Genesee & Wyoming Inc. dated February 14, 2011.

/s/PricewaterhouseCoopers
PricewaterhouseCoopers
Adelaide, Australia

February 14, 2011